UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2021

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

910 Clopper Road Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 654-1450

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On December 17, 2021, Altimmune, Inc. (the “Company”) terminated the Master Services Agreement with Lonza Houston Inc. (“Lonza”), dated November 5, 2020 (the “MSA”), between the parties and the associated Statement of Work (the “SOW”), which SOW was previously disclosed in a Current Report on Form 8-K filed on March 12, 2021.

The SOW provided that Lonza would engineer, construct and qualify a dedicated manufacturing suite for the clinical and commercial supply of the Company’s AdCOVID product candidate. The termination of the SOW and MSA is in connection with the Company’s previously announced decision to discontinue its AdCOVID program, which was disclosed in a Current Report on Form 8-K, filed on June 29, 2021, and incorporated by reference herein.

The foregoing description of the SOW is a summary only and is qualified in its entirety by reference to the full text of the SOW, which is filed as Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending March 31, 2021, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2021	ALTIMMUNE, INC.

	By:	/s/ William Brown
William Brown
Chief Financial Officer